Exhibit 99.1

Ambarella, Inc. Announces Fourth Quarter and Fiscal 2014 Financial Results

Fourth Quarter Revenue up 27% Year over Year

Contact:

Deborah Stapleton

650.470.4200

deb@stapleton.com

March 6, 2014 — Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD video compression and image processing semiconductors, today announced financial results for its fiscal fourth quarter and year ended January 31, 2014.

Revenue for the fourth quarter of fiscal 2014 was $40.0 million, up 26.8% from $31.5 million in the same period in fiscal 2013. For the fiscal year ended January 31, 2014, revenue was $157.6 million, up 30.2% from $121.1 million for the year ending January 31, 2013.

Gross margin under U.S. generally accepted accounting principles (GAAP) for the fourth quarter of fiscal 2014 was 64.0%, compared with 63.2% for the same period in fiscal 2013. For the year ended January 31, 2014, GAAP gross margin was 63.4%, compared with 66.6% for the year ended January 31, 2013.

GAAP net income for the fourth quarter of fiscal 2014 was $5.5 million, or $0.18 per diluted ordinary share, compared with GAAP net income of $3.6 million, or $0.13 per diluted ordinary share, for the same period in fiscal 2013. GAAP net income for the year ended January 31, 2014 was $25.7 million, or $0.85 per diluted ordinary share. This compares to GAAP net income of $18.2 million, or $0.60 per diluted ordinary share, for the year ended January 31, 2013.

Gross margin on a non-GAAP basis for the fourth quarter of fiscal 2014 was 64.1%, compared with 63.3% for the same period in fiscal 2013. For the year ended January 31, 2014, non-GAAP gross margin was 63.5%, compared with 66.7% for the year ended January 31, 2013.

Non-GAAP net income for the fourth quarter of fiscal 2014 was $8.2 million, or $0.26 per diluted ordinary share. This compares with non-GAAP net income of $5.0 million, or $0.18 per diluted ordinary share, for the same period in fiscal 2013. Non-GAAP net income for the year ended January 31, 2014 was $33.2 million, or $1.10 per diluted ordinary share. This compares to non-GAAP net income of $22.7 million, or $0.79 per diluted ordinary share, for the year ended January 31, 2013.

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and the associated tax impact. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Cash on hand at the end of the fourth fiscal quarter of 2014 was $143.4 million, compared with $100.5 million at the end of the same quarter a year ago.

“We are very pleased with our fourth quarter and fiscal year 2014 financial results,” said Fermi Wang, president and CEO. “During the fourth quarter we had revenue of $40M, up 26.8% from the same period last year. Our revenue for the whole fiscal year was up 30.2% from last year, while revenue from IP-security cameras more than doubled. In Q4 we introduced innovative surround-view solutions for the automotive market and collaborated with Google to explore new opportunities in wearable cameras. We look forward to driving continued innovation in the year ahead.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 5 p.m. Eastern Time / 2 p.m. Pacific Time today with Fermi Wang, Chief Executive Officer, and George Laplante, Chief Financial Officer, to discuss fourth quarter and fiscal 2014 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Participant passcode is 48732876 or “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) video compression and image processing solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, wearable sports cameras, digital still cameras, and automotive video camera recorders. Ambarella technology is also used in television broadcasting with TV programs being transmitted worldwide using Ambarella compression chips. For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the comments of our CEO relating to our ability to generate revenue from our collaboration with Google or other business relationships, and the ability of our technology and product features to gain market acceptance and design wins. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to retain and expand customer relationships and to achieve design wins; our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2013 fiscal year and Quarterly Report on Form 10-Q for our third quarter of fiscal year 2014, which are on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Annual Report on Form 10-K for the fiscal year ended January 31, 2014 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures.

AMBARELLA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2014	2013	2014	2013
Revenue	$39,967	$31,518	$157,608	$121,066
Cost of revenue	14,405	11,584	57,761	40,405

Gross profit	25,562	19,934	99,847	80,661

Operating expenses:
Research and development	13,010	11,198	48,777	42,829
Selling, general and administrative	6,850	5,114	23,153	17,926

Total operating expenses	19,860	16,312	71,930	60,755
Income from operations	5,702	3,622	27,917	19,906
Other income (loss), net	6	(3)	(22)	136

Income before income taxes	5,708	3,619	27,895	20,042
Provision (benefit) for income taxes	175	(24)	2,241	1,854

Net income	$5,533	$3,643	$25,654	$18,188

Net income per share attributable to ordinary shareholders:
Basic	$0.19	$0.14	$0.93	$0.64

Diluted	$0.18	$0.13	$0.85	$0.60

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	28,430,988	26,894,966	27,680,778	13,511,646

Diluted	31,430,522	28,547,219	30,172,563	15,016,986

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2014	2013	2014	2013
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$63	$33	$178	$92
Research and development	1,628	963	4,887	2,942
Selling, general and administrative	1,184	562	3,470	1,965

Total stock-based compensation	$2,875	$1,558	$8,535	$4,999

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2014	2013	2014	2013
GAAP net income	$5,533	$3,643	$25,654	$18,188
Two-class method - allocation to participating securities	(3)	(8)	(31)	(9,578)
Treasury stock method - additional allocation to ordinary shares	—	—	2	432

GAAP net income - diluted	$5,530	$3,635	$25,625	$9,042

Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	2,648	1,372	7,558	4,538
Two-class method - additional allocation to participating securities	(2)	(2)	(9)	(1,827)
Treasury stock method - additional allocation to ordinary shares	1	—	1	117

Non-GAAP net income - diluted	$8,177	$5,005	$33,175	$11,870

GAAP - diluted weighted average shares	31,430,522	28,547,219	30,172,563	15,016,986
Non-GAAP - diluted weighted average shares	31,430,522	28,547,219	30,172,563	15,016,986
GAAP - diluted net income per share	$0.18	$0.13	$0.85	$0.60
Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	0.08	0.05	0.25	0.30
Non-GAAP adjustment to two-class method diluted net income	—	—	—	(0.12)
Non-GAAP adjustment to treasury stock method diluted net income	—	—	—	0.01
Non-GAAP - diluted net income per share	$0.26	$0.18	$1.10	$0.79

For each period presented, the difference between GAAP and non-GAAP gross margin was 0.1%, respectively, or $63,000 for the fourth quarter of fiscal 2014, $33,000 for the fourth quarter of fiscal 2013, $178,000 for fiscal 2014 and $92,000 for fiscal 2013. The difference was due to the effect of stock-based compensation and the associated tax impact, recorded for GAAP purposes.

AMBARELLA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	January 31, 2014	January 31, 2013
ASSETS
Current assets:
Cash	$143,394	$100,494
Accounts receivable, net	18,837	20,153
Inventories	10,452	8,918
Restricted cash	3	3
Deferred tax assets, current	1,599	1,220
Prepaid expenses and other current assets	2,951	2,360

Total current assets	177,236	133,148
Property and equipment, net	3,018	2,536
Deferred tax assets, non-current	1,134	938
Other assets	1,919	1,981

Total assets	$183,307	$138,603

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	8,321	7,051
Accrued liabilities	11,705	14,042
Income taxes payable	545	286
Deferred revenue, current	4,831	3,451

Total current liabilities	25,402	24,830
Other long-term liabilities	1,544	1,441

Total liabilities	26,946	26,271

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	13	12
Additional paid-in capital	110,285	91,911
Retained earnings	46,063	20,409

Total shareholders’ equity	156,361	112,332

Total liabilities and shareholders’ equity	$183,307	$138,603